Exhibit 99.1
SUPERVALU Reports Fourth Quarter and Full Year Fiscal 2017 Results

•	Fourth quarter net earnings from continuing operations of $6 million; adjusted EBITDA of $124 million

•	Fourth quarter net earnings per share from continuing operations of $0.02; adjusted earnings per share of $0.13

•	Completion of Save-A-Lot sale in fourth quarter strengthened balance sheet

•	Agreement to acquire Unified Grocers announced in April 2017

•	Total outstanding debt and pension obligation reduced by $1.04 billion and $248 million, respectively, in fiscal 2017

MINNEAPOLIS - (BUSINESS WIRE) - April 25, 2017--SUPERVALU INC. (NYSE: SVU) today reported fourth quarter fiscal 2017 consolidated net sales of $2.91 billion and net earnings from continuing operations of $6 million, or $0.02 per diluted share, which included $32 million in after-tax charges and costs related to an asset impairment charge, unamortized financing cost charges and a pension settlement charge. When adjusted for these items, fourth quarter fiscal 2017 net earnings from continuing operations were $38 million, or $0.13 per diluted share.
Net earnings from continuing operations for last year’s fourth quarter were $30 million, or $0.10 per diluted share, which included $9 million in after-tax charges and costs related to debt refinancing charges and store closure charges and costs. When adjusted for these items, fourth quarter fiscal 2016 net earnings from continuing operations were $39 million, or $0.14 per diluted share.
In the fourth quarter of fiscal 2017, SUPERVALU completed the sale of its Save-A-Lot business. The results of operations, financial position and cash flows of the Save-A-Lot business are presented as discontinued operations for all periods, and SUPERVALU's results from continuing operations no longer include the sales, operating earnings, net earnings, and adjusted EBITDA from Save-A-Lot.  Certain costs previously charged to Save-A-Lot are included in SUPERVALU's results from continuing operations and now relate to performing under the services agreement entered into with Save-A-Lot.  For comparability purposes, management includes a pro forma adjustment to its adjusted EBITDA that reflects the fees SUPERVALU expects to recognize under the services agreement for the applicable periods prior to the sale. [See tables 1-6 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]

"We finished fiscal 2017 with momentum in our Wholesale business and an improved balance sheet resulting from the sale of Save-A-Lot,” said President and CEO Mark Gross.  “I’m very excited about our agreement to acquire Unified Grocers as it brings together two great companies to create one of the nation’s leading grocery wholesale organizations. At the same time, we are working to fundamentally improve the shopping experience in our retail stores and with new leadership and renewed passion we are focused on changing our operating results.  I remain optimistic for growth and believe strongly in the path our team is pursuing to achieve it.”
Fourth Quarter Results - Continuing Operations
Fourth quarter net sales were $2.91 billion compared to $2.89 billion last year, an increase of $16 million or 0.6 percent. Total net sales within the Wholesale segment increased 3.0 percent. Retail identical store sales were negative 5.8 percent. Fees earned under services agreements in the fourth quarter were $42 million compared to $44 million last year.
Gross profit for the fourth quarter was $435 million, or 15.0 percent of net sales. Last year’s fourth quarter gross profit was $431 million, or 14.9 percent of net sales. The gross profit rate increase compared to last year is primarily driven by higher gross margins and vendor allowances as well as lower inventory shrink costs.
Selling and administrative expenses in the fourth quarter were $400 million and included a $41 million asset impairment charge and a $1 million pension settlement charge. When adjusted for these items, selling and administrative expenses were $358 million, or 12.3 percent of net sales. Selling and administrative expenses in last year’s fourth quarter were $356 million and included $6 million of store closure charges and costs. When adjusted for these items, last year's selling and administrative expenses were $350 million, or 12.1 percent of net sales. The increase in the adjusted selling and administrative expenses rate compared to last year was primarily driven by higher employee costs, partially offset by lower pension expense.
Net interest expense for the fourth quarter was $40 million which included $12 million in unamortized financing cost charges. When adjusted for this item, net interest expense was $28 million. Last year's fourth quarter net interest expense was $47 million which included $10 million in debt refinancing costs and unamortized financing cost charges. When adjusted for these items, last year's fourth quarter interest expense was $37 million. The decrease in adjusted net interest expense was primarily driven by lower outstanding debt balances associated with the use of proceeds from the sale of Save-A-Lot.

Income tax benefit was $9 million for the fourth quarter compared to $0 million in last year’s fourth quarter. The fourth quarter of both years included discrete items that impacted the effective tax rate.
Wholesale
Fourth quarter Wholesale net sales were $1.79 billion, compared to $1.74 billion last year, an increase of 3.0 percent. The net sales increase is primarily due to sales to new customers and increased sales from new stores operated by existing customers, partially offset by stores from the prior year no longer being supplied by the Company.
Wholesale operating earnings in the fourth quarter were $64 million, or 3.6 percent of net sales. Last year’s Wholesale operating earnings in the fourth quarter were $50 million, or 2.9 percent of net sales. The increase in Wholesale operating earnings was driven by higher gross margins and vendor allowances.
Retail
Fourth quarter Retail net sales were $1.07 billion, compared to $1.11 billion last year, a decrease of 3.2 percent. The net sales decrease reflects negative identical store sales of 5.8 percent, partially offset by sales from acquired and new stores.
Retail operating loss in the fourth quarter was $27 million and included a $41 million asset impairment charge. When adjusted for this item, Retail operating earnings were $14 million, or 1.3 percent of net sales. Last year’s Retail operating earnings in the fourth quarter were $30 million, or 2.7 percent of net sales. The decrease in Retail operating earnings, as adjusted, was driven by the impact of lower sales and higher employee costs partially due to acquired and new stores.
Corporate
Fourth quarter fees earned under services agreements were $42 million compared to $44 million last year.
Net Corporate operating loss in the fourth quarter was $2 million and included $1 million of costs related to a pension settlement charge. When adjusted for this item, net Corporate operating loss was $1 million. Last year’s fourth quarter net Corporate operating loss was $5 million and included $6 million in store closure charges and costs. When adjusted for this item, last year's net Corporate operating income was $1 million. The decrease in net Corporate operating earnings, as adjusted, was primarily driven by higher employee costs, partially offset by lower pension expense.
Discontinued Operations
Fiscal 2017 included a $577 million after-tax gain on the sale of Save-A-Lot, recorded in Income from discontinued operations, net of tax.
Cash Flows - Continuing Operations
Fiscal 2017 net cash flows provided by operating activities of continuing operations were $308 million, compared to $245 million last year, primarily reflecting lower levels of cash utilized toward operating assets and liabilities. Fiscal 2017 net cash flows used in investing activities of continuing operations were $198 million, compared to $187 million last year, primarily reflecting an increase in capital spending. Fiscal 2017 net cash flows used in financing activities of continuing operations were $1,106 million, compared to $192 million last year, primarily reflecting the required debt prepayments as part of the Save-A-Lot sale.
Conference Call
A conference call to review the fourth quarter and full year fiscal 2017 results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay, go to the "Investors" link and click on "Presentations and Webcasts."
About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $12 billion. SUPERVALU serves customers across the United States through a network of 2,363 stores including 1,902 stores operated by wholesale customers serviced primarily by the Company’s food distribution business and 217 traditional retail grocery stores operated under five retail banners in six geographic regions (store counts as of February 25, 2017). Headquartered in Minnesota, SUPERVALU has approximately 29,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information, the matters set forth in this news release and related conference call, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “intends,” “outlook” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute operations and initiatives, ability to realize benefits from acquisitions and dispositions, ability to grow sales, reliance on the wholesale customers' performance, failure to perform services, wind down of the Company’s relationships with Albertson’s LLC and New Albertson’s, Inc., ability to maintain or increase margins or identical store sales, restrictive covenants from indebtedness, labor relations issues, escalating costs of providing employee benefits, intrusions to and disruption of information technology systems, changes in military business, adequacy of insurance, asset impairment charges, fluctuations in our common stock price, impact of economic conditions, commodity pricing, severe weather, disruption to supply chain and distribution network, governmental regulation, food and drug safety issues, legal proceedings, pharmacy reimbursement and health care financing, intellectual property protection, and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except percent and per share data)

	Fourth Quarter Ended				Fiscal Year Ended
	February 25, 2017 (12 weeks)		February 27, 2016 (12 weeks)		February 25, 2017 (52 weeks)		February 27, 2016 (52 weeks)
Net sales	$2,907	100.0%	$2,891	100.0%	$12,480	100.0%	$12,907	100.0%
Cost of sales	2,472	85.0	2,460	85.1	10,693	85.7	11,033	85.5
Gross profit	435	15.0	431	14.9	1,787	14.3	1,874	14.5
Selling and administrative expenses(1)	400	13.7	356	12.3	1,589	12.7	1,570	12.2
Goodwill and intangible asset impairment charges(1)	—	—	—	—	15	0.1	6	—
Operating earnings	35	1.2	75	2.6	183	1.5	298	2.3
Interest expense, net(1)	40	1.3	47	1.6	181	1.4	195	1.5
Equity in earnings of unconsolidated affiliates	(2)	—	(2)	—	(5)	—	(5)	—
(Loss) earnings from continuing operations before income taxes(1)	(3)	(0.1)	30	1.0	7	0.1	108	0.8
Income tax (benefit) provision	(9)	(0.3)	—	—	(20)	(0.2)	24	0.2
Net earnings from continuing operations(1)	6	0.2	30	1.0	27	0.2	84	0.6
Income from discontinued operations, net of tax	594	20.5	24	0.9	627	5.0	102	0.8
Net earnings including noncontrolling interests	600	20.7	54	1.9	654	5.2	186	1.4
Less net earnings attributable to noncontrolling interests	(1)	—	(2)	(0.1)	(4)	—	(8)	(0.1)
Net earnings attributable to SUPERVALU INC.	$599	20.6%	$52	1.8%	$650	5.2%	$178	1.4%

Basic net earnings per share attributable to SUPERVALU INC.:
Continuing operations	$0.02		$0.10		$0.09		$0.29
Discontinued operations	$2.23		$0.09		$2.37		$0.39
Basic net earnings per share	$2.25		$0.20		$2.45		$0.68
Diluted net earnings per share attributable to SUPERVALU INC.:
Continuing operations(2)	$0.02		$0.10		$0.09		$0.28
Discontinued operations	$2.21		$0.09		$2.34		$0.38
Diluted net earnings per share	$2.23		$0.20		$2.43		$0.66
Weighted average number of shares outstanding:
Basic	267		264		265		263
Diluted	269		267		268		268

(1)
Results from continuing operations for the fourth quarter ended February 25, 2017 include net charges and costs of $54 before tax ($32 after tax, or $0.11 per diluted share), composed of an asset impairment charge of $41 before tax ($25 after tax, or $0.09 per diluted share) and a pension settlement charge of $1 before tax ($0 after tax, or $0.00 per diluted share) within Selling and administrative expenses, and unamortized financing cost charges of $12 before tax ($7 after tax, or $0.02 per diluted share) within Interest expense, net.

Results from continuing operations for the fourth quarter ended February 27, 2016 include net charges and costs of $16 before tax ($9 after tax, or $0.04 per diluted share), comprised of debt refinancing costs of $6 before tax ($4 after tax, or $0.02 per diluted share) and unamortized financing cost charges of $4 before tax ($2 after tax, or $0.01 per diluted share) included within Interest expense, net, and store closure charges and costs of $6 before tax ($3 after tax, or $0.01 per diluted share) included within Selling and administrative expenses.
Results from continuing operations for the year ended February 25, 2017 include net charges and costs of $110 before tax ($56 after tax, or $0.20 per diluted share), comprised of pension settlement charges of $42 before tax ($24 after tax, or $0.09 per diluted share), an asset impairment charge of $41 before tax ($25 after tax, or $0.09 per diluted share) and store closure charges and costs of $5 before tax ($4 after tax, or $0.01 per diluted share), offset in part by a supply agreement termination fee of $9 before tax ($6 after tax, or $0.02 per diluted share), a sales and use tax refund of $2 before tax ($1 after tax, or $0.00 per diluted share), and severance benefits of $1 before tax ($1 after tax, or $0.00 per diluted share) within Selling and administrative expenses, a goodwill impairment charge of $15 before tax ($9 after tax, or $0.03 per diluted share) within Goodwill and intangible asset impairment charges, and unamortized financing cost charges of $17 before tax ($10 after tax, or $0.03 per diluted share), and debt refinancing costs of $2 before tax ($1 after tax, or $0.00 per diluted share) within Interest expense, net.
Results from continuing operations for the year ended February 27, 2016 include net charges and costs of $29 before tax ($17 after tax, or $0.06 per diluted share), comprised of store closure charges and costs of $7 before tax ($4 after tax, or $0.01 per diluted share), an intangible asset impairment charge of $6 before tax ($4 after tax, or $0.01 per diluted share) and severance costs of $6 before tax ($3 after tax, or $0.01 per diluted share) included within Selling and administrative expenses, and debt refinancing costs of $6 before tax ($4 after tax, or $0.02 per diluted share) and unamortized financing cost charges of $4 before tax ($2 after tax, or $0.01 per diluted share) included within Interest expense, net.

SUPERVALU INC. and Subsidiaries
CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)
(In millions, except percent data)

	Fourth Quarter Ended		Fiscal Year Ended
	February 25, 2017 (12 weeks)	February 27, 2016 (12 weeks)	February 25, 2017 (52 weeks)	February 27, 2016 (52 weeks)
Net sales
Wholesale	$1,793	$1,740	$7,705	$7,935
% of total	61.7%	60.2%	61.7%	61.5%
Retail	1,072	1,107	4,596	4,769
% of total	36.9%	38.3%	36.8%	36.9%
Corporate	42	44	179	203
% of total	1.4%	1.5%	1.5%	1.6%
Total net sales	$2,907	$2,891	$12,480	$12,907
	100.0%	100.0%	100.0%	100.0%
Operating earnings
Wholesale(1)	$64	$50	$238	$230
% of Wholesale sales	3.6%	2.9%	3.1%	2.9%
Retail(2)	(27)	30	(45)	94
% of Retail sales	(2.6)%	2.7%	(1.0)%	2.0%
Corporate(3)	(2)	(5)	(10)	(26)
Total operating earnings	35	75	183	298
% of total net sales	1.2%	2.6%	1.5%	2.3%
Interest expense, net(4)	40	47	181	195
Equity in earnings of unconsolidated affiliates	(2)	(2)	(5)	(5)
(Loss) earnings from continuing operations before income taxes	(3)	30	7	108
Income tax (benefit) provision	(9)	—	(20)	24
Net earnings from continuing operations	6	30	27	84
Income from discontinued operations, net of tax	594	24	627	102
Net earnings including noncontrolling interests	600	54	654	186
Less net earnings attributable to noncontrolling interests	(1)	(2)	(4)	(8)
Net earnings attributable to SUPERVALU INC.	$599	$52	$650	$178

LIFO (credit) charge
Wholesale	$(1)	$(1)	$—	$1
Retail	(1)	(2)	1	2
Total LIFO (credit) charge	$(2)	$(3)	$1	$3
Depreciation and amortization
Wholesale	$14	$12	$54	$49
Retail	31	35	145	153
Corporate	3	2	8	8
Total depreciation and amortization	$48	$49	$207	$210

(1)
Wholesale operating earnings for the fiscal year ended February 25, 2017 include a supply agreement termination fee of $9. Wholesale operating earnings for the fiscal year ended February 27, 2016 include an intangible asset impairment charge of $6.

(2)
Retail operating loss for the fourth quarter ended February 25, 2017 includes an asset impairment charge of $41. Retail operating loss for the fiscal year ended February 25, 2017 includes an asset impairment charge of $41, a goodwill impairment charge of $15 and store closure charges and costs of $5. Retail operating earnings for the fiscal year ended February 27, 2016 include store closure charges and costs of $1.

(3)
Corporate operating loss for the fourth quarter ended February 25, 2017 includes a pension settlement charge of $1. Corporate operating loss for the fourth quarter ended February 27, 2016 includes store closure charges and costs of $6. Corporate operating loss for the fiscal year ended February 25, 2017 includes pension settlement charges of $42, offset in part by a sales and use tax refund of $2 and a severance benefit of $1. Corporate operating loss for the fiscal year ended February 27, 2016 includes severance costs of $6 and store closure charges and costs of $6.

(4)
Interest expense, net for the fourth quarter ended February 25, 2017 includes unamortized financing cost charges of $12. Interest expense, net for the fiscal year ended February 25, 2017 includes unamortized financing cost charges of $17 and debt refinancing costs of $2. Interest expense, net for the fourth quarter and fiscal year ended February 27, 2016 includes debt refinancing costs of $6 and unamortized financing costs charges of $4.

SUPERVALU INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions, except par value data)

	February 25, 2017	February 27, 2016
ASSETS
Current assets
Cash and cash equivalents	$332	$42
Receivables, net	386	406
Inventories, net	764	738
Other current assets	59	73
Current assets of discontinued operations	—	376
Total current assets	1,541	1,635
Property, plant and equipment, net	1,004	1,021
Goodwill	710	725
Intangible assets, net	39	47
Deferred tax assets	165	238
Other assets	121	91
Long-term assets of discontinued operations	—	613
Total assets	$3,580	$4,370
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$881	$829
Accrued vacation, compensation and benefits	150	148
Current maturities of long-term debt and capital lease obligations	26	123
Other current liabilities	172	126
Current liabilities of discontinued operations	—	346
Total current liabilities	1,229	1,572
Long-term debt	1,263	2,197
Long-term capital lease obligations	186	194
Pension and other postretirement benefit obligations	322	578
Long-term tax liabilities	63	75
Other long-term liabilities	134	145
Long-term liabilities of discontinued operations	—	42
Commitments and contingencies
Stockholders’ equity (deficit)
Common stock, $0.01 par value: 400 shares authorized; 268 and 266 shares issued, respectively	3	3
Capital in excess of par value	2,828	2,808
Treasury stock, at cost, 0 and 1 shares, respectively	(2)	(5)
Accumulated other comprehensive loss	(278)	(422)
Accumulated deficit	(2,175)	(2,825)
Total SUPERVALU INC. stockholders’ equity (deficit)	376	(441)
Noncontrolling interests	7	8
Total stockholders’ equity (deficit)	383	(433)
Total liabilities and stockholders’ equity (deficit)	$3,580	$4,370

SUPERVALU INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Fiscal Year Ended
	February 25, 2017 (52 weeks)	February 27, 2016 (52 weeks)
Cash flows from operating activities
Net earnings including noncontrolling interests	$654	$186
Income from discontinued operations, net of tax	627	102
Net earnings from continuing operations	27	84
Adjustments to reconcile Net earnings from continuing operations to Net cash provided by operating activities—continuing operations:
Goodwill and intangible asset impairment charges	15	6
Asset impairment and other charges	47	8
Loss on debt extinguishment	19	10
Net gain on sale of assets and exits of surplus leases	(1)	(2)
Depreciation and amortization	207	210
LIFO charge	1	3
Deferred income taxes	2	1
Stock-based compensation	18	22
Net pension and other postretirement benefits costs	18	34
Contributions to pension and other postretirement benefit plans	(62)	(40)
Other adjustments	3	20
Changes in operating assets and liabilities, net of effects from business combinations:
Receivables	27	22
Inventories	(18)	(52)
Accounts payable and accrued liabilities	36	(33)
Income taxes	(23)	(8)
Other changes in operating assets and liabilities	(8)	(40)
Net cash provided by operating activities—continuing operations	308	245
Net cash provided by operating activities—discontinued operations	53	179
Net cash provided by operating activities	361	424
Cash flows from investing activities
Proceeds from sale of assets	4	2
Purchases of property, plant and equipment	(182)	(158)
Payments for business acquisition	(19)	(7)
Other	(1)	(24)
Net cash used in investing activities—continuing operations	(198)	(187)
Net cash provided by (used in) investing activities—discontinued operations	1,219	(101)
Net cash provided by (used in) investing activities	1,021	(288)
Cash flows from financing activities
Proceeds from issuance of debt	218	138
Proceeds from the sale of common stock	3	10
Payments of debt and capital lease obligations	(1,315)	(320)
Payments for debt financing costs	(6)	(9)
Distributions to noncontrolling interests	(7)	(10)
Dividends paid	—	—
Other	1	(1)
Net cash used in financing activities—continuing operations	(1,106)	(192)
Net cash used in financing activities—discontinued operations	(1)	(1)
Net cash used in financing activities	(1,107)	(193)
Net increase (decrease) in cash and cash equivalents	275	(57)
Cash and cash equivalents at beginning of year	57	114
Cash and cash equivalents at end of year	$332	$57
Less cash and cash equivalents of discontinued operations at end of year	—	(15)
Cash and cash equivalents of continuing operations at end of year	$332	$42
SUPPLEMENTAL CASH FLOW INFORMATION
Supervalu’s non-cash activities were as follows:
Purchases of property, plant and equipment included in Accounts payable	$33	$28
Capital lease asset additions	$17	$20
Interest and income taxes paid:
Interest paid, net of amounts capitalized	$156	$176
Income taxes (refunded) paid, net	$24	$91

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below, and the adjusted Selling and administrative expenses, are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures exclude certain items that are recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors and financial institutions with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended February 25, 2017.

RECONCILIATIONS OF (LOSS) EARNINGS FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

Table 1
	Fourth Quarter Ended February 25, 2017
(In millions, except per share data)	(Loss) earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$(3)	$6	$0.02
Adjustments:
Asset impairment charge	41	25	0.09
Unamortized financing cost charges	12	7	0.02
Pension settlement charge	1	—	—
Continuing operations after adjustments	$51	$38	$0.13

Table 2
	Fiscal Year Ended February 25, 2017
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$7	$27	$0.09
Adjustments:
Pension settlement charges	42	24	0.09
Asset impairment charge	41	25	0.09
Unamortized financing cost charges	17	10	0.03
Goodwill impairment charge	15	9	0.03
Store closure charges and costs	5	4	0.01
Debt refinancing costs	2	1	—
Supply agreement termination fee	(9)	(6)	(0.02)
Deferred income tax benefit	—	(9)	(0.03)
Sales and use tax refund	(2)	(1)	—
Severance costs	(1)	(1)	—
Continuing operations after adjustments	$117	$83	$0.29

Table 3
	Fourth Quarter Ended February 27, 2016
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$30	$30	$0.10
Adjustments:
Store closure charges and costs	6	3	0.01
Debt refinancing costs	6	4	0.02
Unamortized financing cost charges	4	2	0.01
Continuing operations after adjustments	$46	$39	$0.14

Table 4
	Fiscal Year Ended February 27, 2016
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$108	$84	$0.28
Adjustments:
Store closure charges and costs	7	4	0.01
Severance costs	6	3	0.01
Intangible asset impairment charge	6	4	0.01
Debt refinancing costs	6	4	0.02
Unamortized financing cost charges	4	2	0.01
Continuing operations after adjustments	$137	$101	$0.34

RECONCILIATIONS OF NET EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

Table 5
	Fourth Quarter Ended		Fiscal Year Ended
(In millions)	February 25, 2017 (12 weeks)	February 27, 2016 (12 weeks)	February 25, 2017 (52 weeks)	February 27, 2016 (52 weeks)
Results of operations, as reported
Net earnings from continuing operations	$6	$30	$27	$84
Income tax (benefit) provision	(9)	—	(20)	24
Equity in earnings of unconsolidated affiliates	(2)	(2)	(5)	(5)
Interest expense, net	40	47	181	195
Total operating earnings	$35	$75	$183	$298
Add Equity in earnings of unconsolidated affiliates	2	2	5	5
Less net earnings attributable to noncontrolling interests	(1)	(2)	(4)	(8)
Depreciation and amortization	48	49	207	210
LIFO charge	(2)	(3)	1	3
Pension settlement charges	1	—	42	—
Asset impairment charge	41	—	41	—
Goodwill and intangible asset impairment charges	—	—	15	6
Store closure charges and costs	—	6	5	7
Severance (benefit) cost	—	—	(1)	6
Sales and use tax refund	—	—	(2)	—
Supply agreement termination fee	—	—	(9)	—
Adjusted EBITDA(1)	$124	$127	$483	$527
Pro forma adjustments:
Net sales(2)	—	8	33	47
Cost of sales(3)	—	(2)	(9)	(17)
Total pro forma adjustments	—	6	24	30
Pro forma adjusted EBITDA	$124	$133	$507	$557

(1)
The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge, equity earnings of unconsolidated affiliates and certain adjustment items as determined by management, and less net earnings attributable to noncontrolling interests.

(2)
This adjustment reflects (1) the fees that the Company expects to recognize in connection with performing services for Save-A-Lot under the services agreement entered into with Save-A-Lot on December 5, 2016 (the "Services Agreement") and (2) Wholesale distribution sales to Save-A-Lot pursuant to a customer agreement between the Company and Save-A-Lot that had historically been intercompany sales. Actual Services Agreement fees are subject to adjustments pursuant to the terms of the Services Agreement including for changes in service levels. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

(3)
This adjustment reflects the Cost of sales related to Wholesale’s distribution to Save-A-Lot, which was previously eliminated on an intercompany basis. No adjustment for expenses related to the Services Agreement has been included within Cost of sales because the shared service center costs incurred to support back office functions related to the Services Agreement represent administrative overhead costs that have been included within Selling and administrative expenses within the Company’s historical consolidated financial statements. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

RECONCILIATION OF OPERATING EARNINGS FROM CONSOLIDATED SEGMENT FINANCIAL INFORMATION AS REPORTED TO SUPPLEMENTALLY PROVIDED ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

Table 6
	Fourth Quarter Ended		Fiscal Year Ended
(In millions)	February 25, 2017 (12 weeks)	February 27, 2016 (12 weeks)	February 25, 2017 (52 weeks)	February 27, 2016 (52 weeks)
Results of operations, as reported:
Net earnings from continuing operations	$6	$30	$27	$84
Income tax provision	(9)	—	(20)	24
Equity in earnings of unconsolidated affiliates	(2)	(2)	(5)	(5)
Interest expense, net	40	47	181	195
Total operating earnings	$35	$75	$183	$298
Reconciliation of segment operating earnings to total operating earnings, as reported
Wholesale operating earnings	$64	$50	$238	$230
Retail operating (loss) earnings	(27)	30	(45)	94
Corporate operating loss	(2)	(5)	(10)	(26)
Total operating earnings	$35	$75	$183	$298
Reconciliation of segment operating earnings, as reported, to segment Adjusted EBITDA and consolidated pro forma adjusted EBITDA:
Wholesale operating earnings, as reported	$64	$50	$238	$230
Adjustments:
Supply agreement termination fee	—	—	(9)	—
Intangible asset impairment charge	—	—	—	6
Wholesale operating earnings, as adjusted	64	50	229	236
Wholesale depreciation and amortization	14	12	54	49
LIFO (credit) charge	(1)	(1)	—	1
Wholesale adjusted EBITDA(1)	$77	$61	$283	$286

Retail operating (loss) earnings, as reported	$(27)	$30	$(45)	$94
Adjustments:
Asset impairment charge	41	—	41	—
Goodwill impairment charge	—	—	15	—
Store closure charges and costs	—	—	5	1
Retail operating earnings, as adjusted	14	30	16	95
Retail depreciation and amortization	31	35	145	153
LIFO (credit) charge	(1)	(2)	1	2
Equity in earnings of unconsolidated affiliates	2	2	5	5
Net earnings attributable to noncontrolling interests	(1)	(2)	(4)	(8)
Retail adjusted EBITDA(1)	$45	$63	$163	$247

Corporate operating (loss) earnings, as reported	$(2)	$(5)	$(10)	$(26)
Adjustments:
Pension settlement charges	1	—	42	—
Sales and use tax refund	—	—	(2)	—
Severance costs	—	—	(1)	6
Store closure charges and costs		6	—	6
Corporate operating (loss) earnings, as adjusted	(1)	1	29	(14)
Corporate depreciation and amortization	3	2	8	8
Corporate adjusted EBITDA(1)	$2	$3	$37	$(6)
Total adjusted EBITDA(1)	$124	$127	$483	$527
Pro forma adjustments:
Net sales(2)	—	8	33	47
Cost of sales(3)	—	(2)	(9)	(17)

Total Pro forma adjustments	—	6	24	30
Pro Forma Adjusted EBITDA	$124	$133	$507	$557

(1)
The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge, equity earnings of unconsolidated affiliates and certain adjustment items as determined by management, and less net earnings attributable to noncontrolling interests.

(2)
This adjustment reflects (1) the fees that the Company expects to recognize in connection with performing services for Save-A-Lot under the Services Agreement and (2) Wholesale distribution sales to Save-A-Lot pursuant to a customer agreement between the Company and Save-A-Lot that had historically been intercompany sales. Actual Services Agreement fees are subject to adjustments pursuant to the terms of the Services Agreement including for changes in service levels. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

(3)
This adjustment reflects the Cost of sales related to Wholesale’s distribution to Save-A-Lot, which was previously eliminated on an intercompany basis. No adjustment for expenses related to the Services Agreement has been included within Cost of sales because the shared service center costs incurred to support back office functions related to the Services Agreement represent administrative overhead costs that have been included within Selling and administrative expenses within the Company’s historical consolidated financial statements. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com